EXHIBIT 3.1

                             ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                                 SMART SMS CORP.
--------------------------------------------------------------------------------
    (Name of corporation as currently filed with the Florida Dept. of State)


                                  P97000048778
             -------------------------------------------------------
                   (Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this FLORIDA PROFIT CORPORATION adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):

--------------------------------------------------------------------------------
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article IV is amended to read: "ARTICLE IV The capital stock of this corporation
--------------------------------------------------------------------------------
shall consist of Thirty Five Million (35,000,000) shares of capital stock, of
--------------------------------------------------------------------------------
which Twenty Five Million (25,000,000) shall be shares of Preferred Stock with a
--------------------------------------------------------------------------------
par value of $.001 per share ("Preferred Stock"), and Ten Million (10,000,000)
--------------------------------------------------------------------------------
shall be shares of Common Stock with a par value of $.001 per share ("Common
--------------------------------------------------------------------------------
Stock"). The board of directors, by resolution only and without further action
--------------------------------------------------------------------------------
or approval may cause the corporation to issue such Preferred Stock in one or
--------------------------------------------------------------------------------
more series and to establish the designation, voting powers, other powers,
--------------------------------------------------------------------------------
preferences and rights of each series of Preferred Stock.
--------------------------------------------------------------------------------
                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

The corporation shall combine the $.001 par value Common Stock on a one (1) for
--------------------------------------------------------------------------------
one hundred (100) basis. Every one hundred (100) shares of Common Stock which
--------------------------------------------------------------------------------
are authorized and every one hundred (100) shares of Common Stock which are
--------------------------------------------------------------------------------

                                 SMART SMS CORP.
                                  P97000048778

                         [continued from previous page]

issued and outstanding shall be automatically converted into one (1) share of
--------------------------------------------------------------------------------
$.001 par value Common Stock; provided, however, that the Corporation shall
--------------------------------------------------------------------------------
issue one (1) full share of $.001 par value Common Stock to its stockholders for
--------------------------------------------------------------------------------
any fractional interest remaining after the combination of all shares of Common
--------------------------------------------------------------------------------
Stock into a lesser number of shares.
--------------------------------------------------------------------------------

The date of each amendment(s) adoption: July 7, 2006

Effective date if applicable: August 1, 2006

The amendment was adopted by the board of directors without shareholder action and shareholder action was not required.

/s/ Gordon F. Lee
Gordon F. Lee
Chief Executive Officer